THIRD AMENDMENT TO CREDIT AGREEMENT


     THIS THIRD AMENDMENT TO CREDIT AGREEMENT (the "Amendment"), dated as of May 23, 1997 is entered into by and among OPTICAL COATING LABORATORY, INC. (the "Company"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS

ASSOCIATION, as agent for itself and the Banks (the "Agent"), and the several financial institutions party to the Credit Agreement (collectively, the "Banks").


                                   RECITALS


     A. The Company, Bank of America National Trust and Savings Association as a Bank, and Bank of America National Trust and Savings Association, as letter of credit issuing bank and Agent, are parties to a Credit Agreement dated as of May 24, 1995 pursuant to which the Agent and the Banks have extended certain credit facilities to the Company. This credit agreement was amended by a First Amendment to Credit Agreement dated as of December 15, 1995, and a Second Amendment to Credit Agreement dated as of January 28, 1997, and as in effect as of the opening of business on the date of this amendment is referred to as the "Credit Agreement".


     B. Bank of America National Trust and Savings Association as Assignor and Creditanstalt Corporate Finance, Inc. as Assignee entered into an Assignment and Acceptance Agreement dated as of July 10, 1995 pursuant to which the Assignee acquired a 33.333333333% interest in the Assignor's rights and obligations under the Credit Agreement and became a "Bank" under the Credit Agreement.


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     C.  The Company has requested that the Banks agree to certain amendments of the Credit Agreement.

     D. The Banks are willing to amend the Credit Agreement subject to the terms and conditions of this Amendment.

     NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

       Defined Terms.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Credit Agreement.

       Amendments to the Credit Agreement.


          (a) The definition of the term "Revolving Commitments" set forth in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety so as to read as follows:

          "'Revolving Commitments' means twenty million dollars

($20,000,000)."

(b)  Subsections (a)(1) and (a)(2) of Section 7.01 of the Credit
Agreement are amended by deleting the phrase "90 days" and inserting in lieu thereof the phrase "105 days".

          (c) Subsections (b)(1) and (b)(2) of Section 7.01 of the Credit Agreement are amended by deleting the phrase "45 days" and inserting in lieu thereof the phrase "60 days".

          (d) Section 8.02 of the Credit Agreement is amended in its entirety to provide as follows:

               "8.02  Restrictions on Liens  Except for the

          Senior Note Agreement and the ABN AMRO Bank N.V. refinancing of the Von Birkhahn Note balance, the Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, enter into any Contractual Obligation that impairs the ability of the Company to grant or prohibits the Company from granting any Lien(s) in favor of the Agent and the Banks."

          (e) Subsection (i) of Section 8.06 of the Credit Agreement is amended in its entirety to provide as follows:

               "(i) Indebtedness of the Company not covered in clauses (a) through (h) of this Section not to exceed the amounts by which $32,000,000 exceeds the sum of (i) the then outstanding aggregate principal amount of the Term Loans plus
          (ii) the aggregate of the Revolving Commitments, in both cases as of the date of computation."

          (f) Schedule 2.01 to the Credit Agreement is amended in its entirety in the form of Schedule 2.01 attached hereto to reflect (i) the assignment referred to in Recital B, and (ii) the increase in Revolving Commitments under this Amendment.

       Representations and Warranties. The Company hereby represents and warrants to the Agent and the Banks as follows:

       No Default or Event of Default has occurred and is continuing.

       The execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable. The Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its respective terms, without defense, counterclaim or offset.
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            All representations and warranties of the Company contained in the Credit Agreement are true and correct.

            The Company is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Agent and the Banks or any other Person.

       Effective Date. This Amendment will become effective as of May 23, 1997 (the "Effective Date"), provided that on or before such date, the Agent has received from the Company and each of the Banks a duly executed original (or, if elected by the Agent, an executed facsimile copy) of this Amendment.

          Reservation of Rights. The Company acknowledges and agrees that the execution and delivery by the Agent and the Banks of this Amendment shall not be deemed to create a course of dealing or otherwise obligate the Agent or the Banks to forbear or execute similar amendments under the same or similar circumstances in the future.

          Miscellaneous.


            Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

            This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

            This Amendment shall be governed by and construed in accordance with the law of the State of California.

            This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Agent of a facsimile transmitted document purportedly bearing the signature of a Bank or the Company shall bind such Bank or the Company, respectively, with the same force and effect as the delivery of a hard copy original. Any failure by the Agent to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Agent.

            This Amendment may not be amended except in accordance with the provisions of Section 11.01 of the Credit Agreement.

            If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.


          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.



                                   OPTICAL COATING LABORATORY, INC.


                                   By:
                                   Name:
                                   Title:


                                   By:
                                   Name:
                                   Title:

                                   BANK OF AMERICA NATIONAL TRUST
                                   AND SAVINGS ASSOCIATION,
                                   as Agent, as a Bank, and
                                   as Issuing Bank

                                   By:
                                   Name:
                                   Title:


                             CREDITANSTALT CORPORATE FINANCE, INC.


                                   By:
                                   Name:
                                   Title:


                                   By:
                                   Name:
                                   Title:

                               SCHEDULE 2.01


         to Credit Agreement dated as of May 24, 1995, as amended

                    (Optical Coating Laboratory, Inc.)

                                COMMITMENTS

                            AND PRO RATA SHARES



BANK                      REVOLVING        TERM               PRO RATA
                          Commitment*      Commitment**       Share



Bank of America NT&SA     $10,208,333.33   $6,125,000.00      51.041666667%


Creditanstalt Corporate
  Finance, Inc.           $ 6,666,666.67   $4,000,000.00      33.333333333%


ABN AMRO N.V.,
San Francisco
Internation Branch        $3,125,000.00    $1,875,000.00      15.625000000%



                TOTAL:    $20,000,000      $12,000,000       100.00000000%



*Revolving Commitment includes a letter of credit subfacility with an L/C Commitment of $5,000,000. This L/C Commitment is part of the Revolving Commitment.


**The Term Commitment was fully drawn at the Closing Date; these amounts are the outstanding principal amounts of each Bank's Term Loan as of May 30, 1997.














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